Exhibit 99.1

UNITED STATES LIME & MINERALS, INC. — NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Timothy W. Byrne
(972) 991-8400

UNITED STATES LIME & MINERALS REPORTS THIRD QUARTER 2019

RESULTS AND DECLARES REGULAR QUARTERLY CASH DIVIDEND

Dallas, Texas, October 30, 2019 - United States Lime & Minerals, Inc. (NASDAQ: USLM) today reported third quarter 2019 results:  Revenues in the third quarter 2019 were $43.6 million, compared to $35.3 million in the third quarter 2018, an increase of $8.3 million, or 23.5%.  Revenues from the Company’s Lime and Limestone Operations in the third quarter 2019 were $43.3 million, compared to $34.7 million in the third quarter 2018, an increase of $8.6 million, or 24.6%, while revenues from its Natural Gas Interests decreased $0.3 million, or 47.4%, to $0.3 million in the third quarter 2019, from $0.6 million in the third quarter 2018.    For the nine months ended September 30, 2019, revenues were $120.3 million, compared to $109.8 million in the comparable 2018 period, an increase of $10.5 million, or 9.6%.  Revenues from the Company’s Lime and Limestone Operations in the first nine months 2019 increased $11.3 million, or 10.5%, to $119.3 million from $108.0 million in the comparable 2018 period, while revenues from its Natural Gas Interests decreased $0.8 million, or 44.9%, to $1.0 million from $1.8 million in the comparable 2018 period.

Lime and limestone revenues in the third quarter and the first nine months 2019 benefited from increases in both sales volumes and average prices realized for the Company’s lime and limestone products, compared to the comparable 2018 periods.    The increase in the Company’s sales volumes in the third quarter and the first nine months 2019, compared to last year’s comparable periods, resulted primarily from increased demand from the Company’s construction and environmental customers, partially offset in the third quarter 2019 by a decrease in demand from the Company’s steel customers, compared to the third quarter 2018.  Construction demand in the third quarter 2019 benefited from favorable weather conditions in the  quarter,  compared to the third quarter 2018.  Some of the demand from construction customers in the third quarter 2019 was from projects that had been delayed by adverse weather in the second quarter 2019.

Production volumes from the Company’s Natural Gas Interests in the third quarter 2019 totaled 113 thousand MCF, sold at an average price of $2.61 per MCF, compared to 123 thousand MCF, sold at an average price of $4.53 per MCF, in the third quarter 2018.  Production volumes in the first nine months 2019 from Natural Gas Interests totaled 344 thousand MCF, sold at an average price of $2.91 per MCF, compared to 380 thousand MCF sold at an average price of $4.78 per MCF in the first nine months 2018.

The Company’s gross profit was $13.5 million in the third quarter 2019, compared to $7.2 million in the third quarter 2018, an increase of $6.3 million, or 87.4%.    Gross profit in the first nine months 2019 was $31.9 million, an increase of $8.0 million, or 33.7%, from $23.9 million in the first nine months 2018.

Gross profit from the Company’s Lime and Limestone Operations was $13.5 million in the third quarter 2019, compared to $7.0 million in the third quarter 2018, an increase of $6.5 million, or 92.7%.    Gross profit from the Company’s Lime and Limestone Operations was $31.9 million for the first nine months 2019, compared to $23.1 million for the first nine months 2018, an increase of $8.7 million, or 37.8%.  The increased gross profit from the Company’s Lime and Limestone Operations for the third quarter and first nine months 2019, compared to the comparable 2018 periods, resulted primarily from the increase in revenues discussed above, increased operating efficiencies associated with the new kiln at the Company’s St. Clair facility and decreased stripping costs that were more in line with historical patterns, compared to the 2018 periods.

Gross profit from the Company’s Natural Gas Interests decreased to  $6 thousand and $50 thousand in the third quarter and first nine months 2019, respectively, compared to $204 thousand and $758 thousand in the comparable 2018 periods, respectively.  The decrease of $198 thousand, or 97.1%, in the third quarter 2019 and $708 thousand, or 93.4%, in the first nine months 2019, compared to the comparable 2018 periods, resulted from the decrease in revenues discussed above.

Income tax expense increased to $1.1 million in the third quarter 2019, compared to $0.3 million in the third quarter 2018, an increase of $0.8 million, or 280.4%.  Income tax expense increased to $3.9 million in the first nine months 2019, compared to $1.7 million in the first nine months 2018, an increase of $2.2 million or 131.3%.

The Company reported net income of $9.9 million ($1.76 per share diluted) in the third quarter 2019, compared to $4.6 million ($0.81 per share diluted) in the third quarter 2018, an increase of $5.3 million, or 117.4%.  The Company reported net income of $21.1 million ($3.75 per share diluted) in the first nine months 2019, compared to $15.5 million ($2.76 per share diluted) in the first nine months 2018, an increase of $5.6 million, or 36.3%.

“We are pleased with the improvement in our third quarter results compared to the comparable 2018 quarter, especially with the increased demand from our construction customers; however, our outlook is tempered somewhat by the decrease in demand from our steel customers and a slowing of our construction demand heading into the fourth quarter,” said Timothy W. Byrne, President and Chief Executive Officer.  “We are also pleased to report that our new vertical kiln at our St. Clair facility produced well in the third quarter 2019,” added Mr. Byrne.

Dividend

The Company also announced today that the Board of Directors has declared a regular quarterly cash dividend of $0.135 (13.5 cents) per share on the Company’s common stock. This dividend is payable on December 13, 2019 to shareholders of record at the close of business on November 22, 2019.

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United States Lime & Minerals, Inc., a NASDAQ-listed public company with headquarters in Dallas, Texas, is a manufacturer of lime and limestone products, supplying primarily the construction (including highway, road and building contractors), industrial (including paper and glass manufacturers), environmental (including municipal sanitation and water treatment facilities and flue gas treatment processes), metals (including steel producers), oil and gas services, roof shingle manufacturers and agriculture (including poultry and cattle feed producers) industries.  The Company operates lime and limestone plants and distribution facilities in Arkansas, Colorado, Louisiana, Oklahoma and Texas through its wholly owned subsidiaries, Arkansas Lime Company, Colorado Lime Company, Texas Lime Company, U.S. Lime Company, U.S. Lime Company – Shreveport, U.S. Lime Company – St. Clair and U.S. Lime Company – Transportation.  In addition, the Company, through its wholly owned subsidiary, U.S. Lime Company – O & G, LLC, has royalty and non-operating working interests pursuant to an oil and gas lease and a drillsite agreement on its Johnson County, Texas property, located in the Barnett Shale Formation.

Any statements contained in this news release that are not statements of historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, and investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from expectations, including without limitation those risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

(Tables Follow)

United States Lime & Minerals, Inc.

CONDENSED CONSOLIDATED FINANCIAL DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
INCOME STATEMENTS

Revenues
Lime and limestone operations	$43,265	$34,713	$119,311	$107,984
Natural gas interests	294	559	1,001	1,817
Total	$43,559	$35,272	$120,312	$109,801

Gross profit
Lime and limestone operations	$13,477	$6,992	$31,853	$23,112
Natural gas interests	6	204	50	758
Total	$13,483	$7,196	$31,903	$23,870
Operating profit	$10,555	$4,406	$23,663	$16,014
Interest expense	61	66	183	191
Interest and other income, net	(477)	(495)	(1,459)	(1,307)
Income tax expense	1,069	281	3,876	1,676
Net income	$9,902	$4,554	$21,063	$15,454

Income per share of common stock:
Basic	$1.76	$0.81	$3.75	$2.76
Diluted	$1.76	$0.81	$3.75	$2.76
Weighted-average shares outstanding:
Basic	5,613	5,598	5,612	5,595
Diluted	5,622	5,606	5,620	5,602
Cash dividends per share of common stock	$0.135	$0.135	$0.405	$0.405

			September 30,	December 31,
			2019	2018
BALANCE SHEETS
Assets:
Current assets			$118,808	$101,358
Property, plant and equipment, net			151,033	142,764
Other non-current assets			3,992	549
Total assets			$273,833	$244,671
Liabilities and Stockholders’ Equity:
Current liabilities			$11,310	$7,963
Deferred tax liabilities, net			16,354	12,365
Other long-term liabilities			3,500	1,376
Stockholders’ equity			242,669	222,967
Total liabilities and stockholders’ equity			$273,833	$244,671

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